EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

LUMISYS, INCORPORATED

9/30/99
NAME	STATE OF INCORPORATION
X-RAY SCANNER CORPORATION	CALIFORNIA
COMPURAD, INC.	DELAWARE
IMAGRAPH CORPORATION	OREGON
AUNTMINNIE.COM, INC.	DELAWARE